UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2014 (December 22, 2014)

Rally Software Development Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35868	84-1597294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Walnut Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 565-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Restricted Stock Unit Grant

On December 22, 2014, the Compensation Committee of the Board of Directors of Rally Software Development Corp. (the “Company”) approved the grant of 15,000 restricted stock units ( “RSUs”) to James Lejeal, the Company’s Chief Financial Officer and Treasurer.

The RSUs were granted under the Company’s 2013 Equity Incentive Plan and the Company’s forms of restricted stock unit award agreement and notice of grant award (together, the “Related Agreements”), in each case, previously filed with the Securities and Exchange Commission (the “SEC”).  The RSUs will vest in a series of four successive equal annual installments beginning on January 25, 2016 such that the RSUs are fully vested on January 25, 2019, in each case provided that Mr. Lejeal remains employed by the Company through each applicable vesting date.

The foregoing summary of the Related Agreements is qualified in its entirety by reference to the full text of the Related Agreements that the Company has previously filed with the SEC.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rally Software Development Corp.

Dated: December 24, 2014
	By:	/s/ David A. Huberman
David A. Huberman
General Counsel and Secretary

3